   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 1998
                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                           HOST MARRIOTT CORPORATION

      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

                  MARYLAND                              53-0085950
          (STATE OF ORGANIZATION)             (I.R.S. EMPLOYER IDENTIFICATION
                                                          NUMBER)

                              10400 FERNWOOD ROAD
                         BETHESDA, MARYLAND 20817-1109
                                 301-380-9000
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                         CHRISTOPHER G. TOWNSEND, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              10400 FERNWOOD ROAD
                         BETHESDA, MARYLAND 20817-1109
                                 301-380-9000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:

                         J. WARREN GORRELL, JR., ESQ.
                               ALAN L. DYE, ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                (202) 637-5600

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                          PROPOSED
                                          MAXIMUM       PROPOSED
                               AMOUNT    AGGREGATE      MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF       TO BE       PRICE       AGGREGATE    REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED PER SHARE(1) OFFERING PRICE     FEE
--------------------------------------------------------------------------------
 Common Stock............    10,000,000    $12.75     $127,500,000    $35,445
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on the New York Stock Exchange on December 23, 1998.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS

                           HOST MARRIOTT CORPORATION

                           DIVIDEND REINVESTMENT PLAN
                       10,000,000 SHARES OF COMMON STOCK

                               ----------------

  Our Dividend Reinvestment Plan provides owners of our common stock with a convenient and economical method of investing their dividends in additional shares of common stock. Purchases under the plan will be made without payment of any brokerage commissions, service charges or other expenses.

  The plan will be administered by First Chicago Trust Company of New York, or any successor bank, trust company, broker or other nominee that we may designate to serve as plan administrator. The plan administrator will buy common stock either directly from us or in the open market (including both market transactions and negotiated transactions), as we direct. The purchase price of the common stock purchased directly from us will be the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange or other relevant trading market for each of the ten trading days immediately preceding the applicable reinvestment date, provided that the price per share must be at least 95% of the closing price of the common stock on the applicable reinvestment date. The purchase price of common stock purchased in the open market will be the weighted average of the prices paid (excluding brokerage and related costs) for all shares of common stock purchased in the
open market. On    , 199 , the closing price of the common stock as reported on
the NYSE was $    per share. The common stock is listed on the NYSE under the symbol "HMT."

  To enroll in the plan, simply complete the enclosed authorization card and return it in the envelope provided. Enrollment in the plan is entirely voluntary, and participants in the plan may terminate their participation at any time. A broker, bank or other nominee may reinvest dividends on behalf of "street name" holders and other beneficial owners.

  This prospectus relates to 10,000,000 shares of common stock registered for sale under the plan. Participants should retain this prospectus for future reference.

                               ----------------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OF COMMON STOCK OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                               ----------------

  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                               ----------------

                   The date of this prospectus is    , 1999.

                           HOST MARRIOTT CORPORATION

  Host Marriott Corporation is a Maryland corporation which expects to be treated as a real estate investment trust, or "REIT," for federal income tax purposes beginning with the taxable year commencing January 1, 1999. Host Marriott was organized on September 28, 1998, for the purpose of succeeding to a portion of the full-service hotel business of Host Marriott Corporation, a Delaware corporation. The Company succeeded to that business, by merger, on December 29, 1998.

  The primary business objectives of Host Marriott are to (i) achieve long-term sustainable growth in funds from operations and cash flow per share of common stock, (ii) increase asset values by improving and expanding its existing hotels, as appropriate, (iii) acquire additional existing and newly developed upscale and luxury full-service hotels in targeted markets (primarily focusing on downtown hotels in core business districts in major metropolitan markets and select airport and resort/convention locations), (iv) develop and construct upscale and luxury full-service hotels and (v) potentially pursue other real estate investments. Host Marriott operates as a self-managed and self-administered REIT, and its operations are conducted solely through Host Marriott, L.P., a Delaware limited partnership, and its subsidiaries. Host Marriott is managed by its board of directors and has no employees who are not also employees of Host Marriott, L.P.

  Host Marriott's principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109, and its telephone number is (301) 380-9000.

                            DESCRIPTION OF THE PLAN

THE PLAN

  The following questions and answers set forth the provisions of and constitute the Dividend Reinvestment Plan. Holders of common stock who do not participate in the plan will continue to receive cash dividends, if and as declared by the board of directors, in the usual manner. The text of the plan is as follows:

PURPOSE

  1. What is the purpose of the plan?

  The plan provides eligible holders of common stock with a convenient and economical method of reinvesting their dividends in additional shares of common stock. The plan is intended to benefit long-term investors who wish to increase their investment in common stock. The plan also will assist Host Marriott in raising funds for general business purposes, to the extent that common stock is purchased from us rather than in the open market. If common stock is purchased from Host Marriott, we will invest the proceeds of the purchase in Host Marriott, L.P. in exchange for a corresponding number of limited partnership interests in Host Marriott, L.P.

ELIGIBILITY

  2. Who is eligible to participate in the plan?

  Both record owners and beneficial owners of common stock are eligible to participate in the plan. Record owners are stockholders who own shares of common stock registered in their own names on our stock transfer books or who own whole shares of common stock in their plan account, and they are eligible to participate directly in the plan. Beneficial owners are stockholders who hold shares of common stock that are registered in someone else's name (for example, in the name of a broker, bank or other nominee), and to participate in the plan they should either (i) make arrangements with their broker, bank or other nominee to participate in the plan on their behalf or (ii) become record owners by arranging with their broker, bank or other nominee to have their common stock transferred into their own names. Brokers or banks holding common stock as nominee may participate in the plan through Depository Trust Company Dividend Reinvestment Service.

  Stockholders who reside in jurisdictions in which it is unlawful for us to permit their participation are not eligible to participate in the plan. We also may exclude stockholders who reside in jurisdictions that require registration of the common stock or of our officers, trustees or employees as agents in connection with sales pursuant to the plan. Stockholders who are citizens or residents of a country other than the United States, its territories and possessions should make certain that their participation does not violate local laws governing taxes, currency and exchange controls, share registration, foreign investments or other matters. Purchases under the plan also are subject to the restrictions on stock ownership set forth in our charter, which generally prohibits persons (or groups of persons) from owning (directly or by attribution) more than 9.8% of our outstanding common stock.

ADVANTAGES AND DISADVANTAGES TO PARTICIPANTS

  3. What are the advantages of the plan?

  (a) The plan provides participants with the opportunity to reinvest cash dividends paid on all or a portion of their common stock, without paying brokerage commissions, service charges or other expenses of purchase. The plan provides a convenient means for stockholders to invest in common stock on a regular basis without having to take any action after submitting an initial election to participate in the plan.

  (b) All cash dividends paid on a participant's common stock can be fully invested in additional shares of common stock, because the plan permits fractional share interests to be credited to plan accounts. In addition, dividends will be paid on the fractional share interests, and those dividends, too, may be reinvested.

  (c) The plan administrator, at no charge to participants, provides for the safekeeping of certificates for shares credited to each plan account.

  (d) Periodic statements reflecting all current activity, including stock purchases and latest plan account balances, simplify recordkeeping for participants.

  4. What are the disadvantages of the plan?

  (a) Participants who reinvest dividends paid on common stock will be treated for federal income tax purposes as having received a dividend but will not receive cash to pay any tax payment obligation.

  (b) Participants will have limited control regarding the specific timing of purchases and sales of common stock for their accounts.

  (c) The price per share of common stock purchased from Host Marriott will be the average of the high and low sale prices of Host Marriott common stock on the NYSE for each of the ten trading days preceding the date of purchase. If, however, the purchase price as so calculated would be less than 95% of the closing price of the common stock on the date of purchase (the "minimum price"), the purchase price will be increased to the minimum price. The average price of the common stock during the ten preceding trading days may be higher than the price of the common stock on the date of purchase, in which case shares will be purchased for plan accounts at a price that is greater than the market price of the common stock on the date of purchase.

ADMINISTRATION

  5. Who administers the plan for participants?

  First Chicago Trust Company of New York, as plan administrator, is responsible for administering the plan. The plan administrator keeps records, sends statements of account to each participant and performs other duties related to the plan. The plan administrator also acts as the dividend disbursing agent, paying agent, transfer agent and registrar for the common stock. We may replace the plan administrator at any time.

PARTICIPATION BY STOCKHOLDERS

  6. How does an eligible holder of common stock enroll in the plan and become a participant?

  A record owner may enroll in the plan by completing and signing an authorization card and returning it to the plan administrator. If common stock is registered in more than one name (e.g., joint tenants or trustees), all record owners must sign the authorization card exactly as their names appear on the account registration.

  Beneficial owners who wish to have their broker, bank or other nominee participate in the plan on their behalf should communicate with their broker, bank or other nominee for information regarding how to do so. Brokers or banks holding common stock as nominee may participate in the plan through Depository Trust Company Dividend Reinvestment Service.

  Written requests for authorization cards, completed authorization cards, notices of withdrawal and all other communications by holders of common stock should be sent to the plan administrator at:

      First Chicago Trust Company of New York

      Host Marriott Dividend Reinvestment Plan

      P.O. Box 2598

      Jersey City, NJ 07303-2598

  Participants may telephone the plan administrator at 1-800-311-4816. An automated voice response system is available 24 hours a day, seven days a week. Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern time each business day. A telecommunications device for the hearing impaired is available at 201-222-4955.

  Participants also may address E-mail inquiries to the plan administrator at "fctc@em.fcnbd.com." The plan administrator will respond to E-mail inquiries within one business day. The plan administrator also may be reached through its internet address at "http:\\www.fctc.com."

  Please mention Host Marriott Corporation and your account number in all correspondence.

  7. When may an eligible stockholder enroll in the plan?

  An eligible stockholder may enroll in the plan at any time. Once an authorization card is received by the plan administrator, a participant will remain enrolled in the plan until he or she discontinues participation or until the plan is terminated.

  8. How does a participant indicate the extent of his or her participation in the plan?

  The authorization card allows each eligible stockholder to determine the extent to which he or she wants to participate in the plan. The authorization card appoints the plan administrator as agent for the participant and directs Host Marriott to pay to the plan administrator, for investment in common stock, any cash dividends paid on all or a specified portion of the shares of common stock owned by the participant on the applicable record date. These shares, called "participating shares," may include shares held as record owner, shares deposited with the plan administrator for safekeeping, and shares purchased pursuant to the plan. (Shares held as beneficial owner may participate only through arrangements made with the nominee record owner.) Dividends will continue to be invested in common stock until the participant specifies otherwise, the participant terminates participation or the plan is terminated.

  Participants may reinvest their cash dividends in additional shares of common stock by electing either of the following two reinvestment options:

     (1) "FULL DIVIDEND INVESTMENT" directs the plan administrator to invest dividends on all of a participant's participating shares (including whole and fractional shares acquired under the plan).

    (2) "PARTIAL DIVIDEND INVESTMENT" directs the plan administrator to remit cash dividends to the participant on the number of whole shares of common stock owned by the participant specified on the authorization card and to invest in additional shares of common stock any dividends paid on remaining shares of common stock owned by the participant (including shares held or acquired under the plan).

  Any stockholder, whether or not a record owner, may select either option. If a participant returns a properly executed authorization card to the plan administrator without electing an investment option, the authorization card will be deemed to indicate the intention of the participant to select option
(1).

  9. May a participant change the extent of his or her participation in the plan?

  Participants may change their investment option under the plan at any time by requesting a new authorization card from, and returning it to, the plan administrator at the address set forth in Question 6.

  10. What is the source of the common stock purchased under the plan?

  When the plan administrator purchases common stock under the plan, the purchases will be made, at our discretion, either directly from us or in the open market. Any common stock purchased directly from us will be authorized but unissued stock or treasury stock. We will use the proceeds from these sales to acquire a corresponding number of limited partnership interests in Host Marriott, L.P. Common stock purchased in the open market may be purchased on the NYSE, on any other securities market where the common stock is traded, in the over-the-counter market or in negotiated transactions.

  11. When will dividends be reinvested?

  If the plan administrator purchases common stock directly from us, dividends will be reinvested on the dividend payment date fixed by the board of directors unless that day is not a day on which the NYSE is open for trading, in which case dividends will be reinvested on the preceding trading day. If shares of common stock are purchased in the open market, the plan administrator will make such purchases as soon as possible on or after the dividend payment date, in all events within 30 days after such date, on terms and at prices determined by the plan administrator. The date on which an investment of dividends occurs or commences is referred to below as a "reinvestment date."

  For an election to reinvest dividends under the plan to be effective with respect to a particular dividend, an authorization card must be received by the plan administrator at least two business days before the record date established for that dividend. If the authorization card is received later than two business days before the applicable record date, the reinvestment of dividends will begin on the next reinvestment date.

  NO INTEREST WILL BE PAID BY HOST MARRIOTT OR THE PLAN ADMINISTRATOR ON ANY DIVIDENDS HELD PENDING INVESTMENT.

PURCHASES

  12. What will be the price of common stock purchased under the plan?

  The price per share of common stock purchased directly from us will be the average of the high and low sale prices of our common stock as reported on the NYSE (or other relevant trading market) for each of the ten trading days immediately preceding the applicable reinvestment date, provided that in no event will the price per share of common stock be less than 95% of the closing price of the common stock as reported on the NYSE on the applicable reinvestment date. If there are no sales of common stock on one or more of the ten trading days prior to the date of purchase, the average will be based on the high and low sale prices on those days within the ten trading day period on which the common stock does trade.

  In the event that the plan administrator purchases shares in the open market rather than from us, the price per share purchased will be the weighted average price per share of all common stock purchased by the plan administrator for the applicable reinvestment date.

  13. How will the number of shares of common stock purchased for a participant be determined?

  A participant's plan account will be credited, on each reinvestment date, with that number of shares of common stock, plus fractional share interests computed to three decimal places, equal to the total amount of dividends to be reinvested on behalf of the participant on that date divided by the purchase price per share of common stock for that date. The total amount of cash to be reinvested on behalf of a participant will depend on the amount of dividends paid on the number of participating shares designated by the participant.

COSTS

  14. Are there any expenses to participants in connection with their participation in the plan?

  Participants will incur no brokerage commissions, service charges or other expenses in connection with purchases of common stock under the plan. All costs of administration of the plan will be paid by us. However, participants who request that the plan administrator sell their shares or fractional share interest must pay any related brokerage commissions and transfer taxes.

REPORTS TO PARTICIPANTS

  15. What kinds of reports will be sent to participants?

  As soon as practicable after each purchase of common stock for a participant's account, a statement of account will be mailed to the participant. These statements, which provide a record of account activity and account balances and indicate the cost of the purchases made for participant accounts under the plan, should be retained for tax purposes. In addition, each participant will receive the communications sent to every other holder of common stock.

  Each participant will receive annually Internal Revenue Service Form 1099, which contains information for reporting dividend income.

CUSTODIAL SERVICE

  16. May participants deposit their common stock with the plan administrator?

  Yes. Participants have the option of delivering to the plan administrator for safekeeping stock certificates representing their common stock. Participants may deliver their certificates to the plan administrator along with the authorization card when enrolling in the plan, or may do so at any time thereafter while participating in the plan. Stock certificates must be endorsed by, or accompanied by an appropriate instrument of transfer executed by, the participant (or his or her authorized representative) when delivered to the plan administrator for safekeeping. The number of shares of common stock represented by stock certificates delivered to the plan administrator for safekeeping will be credited to the participant's plan account. The plan administrator may maintain shares represented by such stock certificates in its name or in the name of its nominee.

CERTIFICATES FOR SHARES OF COMMON STOCK

  17. Will certificates be issued to participants for common stock purchased under the plan?

  No. Common stock purchased under the plan will be credited to a participant's plan account and will be held in the name of the plan administrator or its nominee. This service protects against loss, theft or destruction of stock certificates. However, stock certificates will be issued to any participant upon written request.

  18. How may a participant obtain a certificate representing common stock held in his or her plan account?

  Shares held in a participant's plan account may be withdrawn by the participant by notifying the plan administrator in writing or by calling the plan administrator at the number listed in Question 6, specifying the number of shares to be withdrawn. The plan administrator will process a request for withdrawal within five days of receipt and will issue to the participant a stock certificate for the number of whole shares withdrawn. A certificate will not be issued for any fractional share interest credited to a participant's plan account. Instead, the participant will receive a check for the value of any fractional share interest, based upon the then current market price of the common stock, less any related brokerage commissions or transfer taxes.

  19. Will dividends on shares delivered to a participant by the plan administrator continue to be reinvested?

  If a participant has authorized "Full Dividend Investment," cash dividends paid on shares delivered to the participant will continue to be reinvested. If, however, cash dividends paid on only a portion of the common stock registered in a participant's name or held in the participant's plan account are being invested, the plan administrator will continue to invest dividends on only the number of participating shares specified by the participant on his or her authorization card unless the participant delivers to the plan administrator a new authorization card specifying a different number of shares of common stock.

SALE OF PLAN SHARES

  20. May plan shares be sold through the plan administrator?

  A participant may instruct the plan administrator to sell any or all of the whole shares of common stock held in the participant's plan account. The instruction to sell must specify the number of shares to be sold (not a dollar amount to be raised) and, in the case of a request to sell submitted on behalf of a participant who has died or is an adjudicated incompetent, must be accompanied by certified evidence of the representative's authority to request a sale of the participant's shares. A participant may not direct the date on which or the price at which shares held in the participant's account may be sold. A withdrawal/termination form for this purpose is provided on the reverse side of each account statement sent to participants.

  Within two trading days following receipt of written instructions to sell, the specified number of shares of common stock will be sold at the prevailing market price, and as promptly as possible thereafter the proceeds of sale, less applicable brokerage commissions, transfer taxes, and a nominal administrative fee ($15 as of the date of this prospectus) will be remitted to the participant or the participant's representative.

TERMINATION OF PARTICIPATION IN THE PLAN

  21. How and when may a participant terminate participation in the plan?

  Participation in the plan may be terminated at any time by providing written notice to the plan administrator. Participants must provide such notice at least two business days before the next dividend record date. Participation in the plan also will be terminated if the plan administrator receives written notice from the trustee or executor of a participant's estate of the death or adjudicated incompetency of the participant at least two business days before the next dividend record date. In the event that written notice of termination, death or adjudicated incompetency is received by the plan administrator less than two business days before the next dividend record date, common stock will be purchased for the participant with the related cash dividend, and participation in the plan will not terminate until after the reinvestment has occurred. Upon termination by reason of a participant's death or adjudicated incompetency, the participant's shares and any cash dividends paid thereon will be retained by the plan administrator until the participant's legal representative has been appointed and has furnished proof satisfactory to the plan administrator of the legal representative's right to receive payment.

  Upon termination of participation in the plan, unless a participant has requested that some or all of the shares held in his or her account be sold, the plan administrator will send the participant a stock certificate for the number of whole shares of common stock in the participant's account and a check in an amount equal to the value of any fractional share interest, based on the then current market price of the common stock, less any related brokerage commissions or transfer taxes.

  In addition, participation in the plan will be terminated automatically as to any participant who holds no whole shares in his or her plan account and has no whole shares registered in his or her own name. In the event that a participant's participation in the plan is terminated for this reason, the plan administrator will send the participant a check in an amount equal to the value of any fractional share interest credited to the participant's plan account, based upon the then current market price of the common stock, less any related brokerage commissions or transfer taxes.

RIGHTS OFFERINGS, STOCK DIVIDENDS AND STOCK SPLITS

  22. If Host Marriott has a rights offering, how will participation in the rights offering be handled for participants?

  Participation in any rights offering will be based upon common stock registered in a participant's name or held in a participant's plan account, but not on fractional share interests credited to a participant's plan account.

  23. What happens if Host Marriott issues a dividend payable in stock or declares a stock split?

  Any stock dividends or stock split shares distributed by Host Marriott to holders of its common stock will be credited pro rata to each participant's plan account based on the number of shares of common stock held in the participant's account. Stock dividends or split shares distributed on common stock registered in a participant's name will be mailed directly to the participant.

VOTING RIGHTS

  24. How will the plan administrator vote plan shares at stockholders' meetings?

  For each meeting of stockholders, participants will receive proxy materials that will enable the participants to vote shares held in their plan accounts. Alternatively, a participant may vote his or her shares in person at the stockholders' meeting. Fractional share interests credited to a participant's account may not be voted by proxy or in person.

FEDERAL INCOME TAX CONSEQUENCES TO PARTICIPANTS

  The following summary is based upon an interpretation of current federal tax law. Participants should consult their own tax advisors to determine particular tax consequences, including state income tax and transfer tax consequences, which vary from state to state, that may result from participation in the plan and subsequent disposition of shares acquired pursuant to the plan. Income tax consequences to participants residing outside the United States will vary from jurisdiction to jurisdiction.

  25. What are the income tax consequences for stockholders of participation in the plan?

  In the case of common stock purchased by the plan administrator directly from Host Marriott, a stockholder will be treated for federal income tax purposes as having received a distribution equal to the fair market value on the reinvestment date of the common stock credited to the stockholder's plan account, which may not equal the cash amount reinvested.

  In the case of common stock purchased by the plan administrator on the open market, a stockholder will be treated for federal income tax purposes as having received a distribution equal to the price paid by the plan administrator for the common stock, including brokerage and related costs.

  Any cash distribution to a stockholder which is not invested through the plan simply will be treated as a cash distribution for federal income tax purposes.

  Any distribution described above will be treated for federal income tax purposes as a taxable dividend to the extent that we have current or accumulated earnings and profits. Distributions in excess of current or accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's common stock. To the extent such distributions exceed the adjusted basis of a stockholder's common stock, they will be included in income as a capital gain if the common stock has been held by the stockholder as a capital asset and will be either long or short term depending on whether the stockholder's holding period for his common stock is or is not more than one year.

  A participant will have a tax basis in the shares of common stock held in his or her plan account equal to the aggregate amount of the distributions as determined above that are reinvested pursuant to the plan.

  26. What are the income tax consequences for participants upon the receipt of certificates?

  A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant's account, either upon the participant's request for certain of those shares or upon termination of participation in the plan. A participant will realize gain or loss upon the sale or exchange of shares acquired under the plan. A participant will also realize gain or loss upon receipt, following termination of participation in the plan, of a cash payment for any fractional share interest credited to the participant's account. The amount of any such gain or loss will be the difference between the amount that the participant received for the shares or fractional share interest and the participant's tax basis therein.

  27. How are income tax withholding provisions applied to participants in the plan?

  If a participant fails to provide certain federal income tax certifications in the manner required by law, any cash dividends on common stock (including cash dividends that are reinvested), proceeds from the sale of fractional share interests and proceeds from the sale of shares held for the participant's account will be subject to federal income tax withholding at the rate of 31%. If withholding is required for any reason, the appropriate amount of tax will be withheld. Certain stockholders (including most corporations) are, however, exempt from these above withholding requirements.

  If a participant is a foreign stockholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares will be credited to such participant's account.

RESPONSIBILITY OF HOST MARRIOTT AND THE PLAN ADMINISTRATOR

  28. What are the responsibilities of Host Marriott and the plan administrator under the plan?

  Host Marriott is responsible for interpreting the plan. Any questions of interpretation arising under the plan will be determined by us, and our determinations will be final. We may adopt rules and regulations to facilitate the administration of the plan. The terms and conditions of the plan and its operation will be governed by the laws of the State of Maryland. Neither Host Marriott nor the plan administrator will be liable for any act committed in good faith or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate a participant's account upon such participant's death prior to timely receipt by the plan administrator of written notice of death, (b) with respect to the prices at which shares of common stock are purchased or sold for the participant's account or the times at which such purchases or sales are made or
(c) with respect to fluctuations in the market value of the common stock before or after any purchase or sale of common stock.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

  29. May the plan be suspended, modified or terminated?

  We may suspend or terminate the plan at any time, including during the period between a record date and the related reinvestment date. participants will be notified of any such suspension or termination. We also may make modifications to the plan. If we do, we will provide participants with a copy of any material modification. Upon termination of the plan, a stock certificate for whole shares credited to each participant's plan account will be issued, and a cash payment will be made for any fractional share interest credited to each such account, unless we terminate the plan for the purpose of establishing another dividend reinvestment plan, in which case participants will be automatically enrolled in such other plan, and shares credited to their plan accounts will be credited automatically to the other plan.

  Host Marriott and the plan administrator may terminate any participant's participation in the plan at any time for any reason.

OTHER INFORMATION

  30. How may participants obtain answers to questions concerning their plan accounts?

  Questions concerning plan accounts should be addressed to the plan administrator in the manner described in Question 6.

  31. How may stockholders obtain answers to other questions regarding Host Marriott or the plan?

  Questions concerning Host Marriott or the plan should be directed to:

    Host Marriott Corporation
    Attention: Investor Relations
    10400 Fernwood Road
    Bethesda, Maryland 20817
    Telephone number: (301) 380-9000

  32. Who bears the risk of market fluctuations in the common stock?

  A participant's investment in shares held in his or her plan account is no different than his or her investment in directly held shares in this regard. Each participant bears all risk of loss that may result from market fluctuations in the price of common stock.

  Neither Host Marriott nor the plan administrator can guarantee that common stock purchased under the plan will, at any particular time, be worth more or less than its purchase price.

                                USE OF PROCEEDS

  Any proceeds received by Host Marriott upon the plan administrator's purchase of common stock directly from us will be used to acquire a corresponding number of limited partnership interests in Host Marriott, L.P., which will use the proceeds for general business purposes. We have no basis for estimating either the number of shares of common stock that we will sell directly pursuant to the plan or the prices at which such common stock will be sold. We will not receive any proceeds from purchases of common stock by the plan administrator in the open market.

                                    EXPERTS

  The consolidated financial statements and schedules of Host Marriott, Host Marriott Hotels, Host Marriott, L.P., HMC Senior Communities, Inc., Host Marriott Corporation, a Delaware corporation (our predecessor) and the combined financial statements of HMH Properties, Inc., and subsidiaries and HMC Capital Resources Holding Corporation and subsidiaries and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

  The validity of the common stock offered hereby has been passed upon for Host Marriott by our counsel, Hogan & Hartson L.L.P., Washington, D.C.

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission's rules and regulations require that the agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of each document.

  This prospectus provides you with a general description of the plan. You should read this prospectus together with additional information described in the next section of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statement and other information with the Commission. You may read and copy materials that we have filed with the Commission, including the registration statement, at the following Commission public reference rooms:

 450 FIFTH STREET, N.W.       7 WORLD TRADE CENTER     500 WEST MADISON STREET
        ROOM 1024                  SUITE 1300                SUITE 1400
 WASHINGTON, D.C. 20549     NEW YORK, NEW YORK 10048   CHICAGO, ILLINOIS 60661

  Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

  Our Commission filings can also be read at the following address:

  New York Stock Exchange
  20 Broad Street
  New York, New York 10005

  Our Commission filings are also available to the public on the Commission's Web Site at http://www.sec.gov.

  The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated.

  1. Annual Report on Form 10-K of Host Marriott Corporation, a Delaware corporation and our predecessor, for the fiscal year ended January 2, 1998 (filed on March 27, 1998).

  2. Quarterly Reports on Form 10-Q of Host Marriott Corporation, a Delaware corporation and our predecessor, for the quarters ended:

    .March 27, 1998 (filed on May 11, 1998 and amended on May 11, 1998), .June 19, 1998 (filed on July 21, 1998) and
    .September 11, 1998 (filed on October 26, 1998).

  3. Current Reports on Form 8-K filed by Host Marriott Corporation, a Delaware corporation and our predecessor, dated:

    .April 17, 1998 (filed on April 17, 1998),
    .July 29, 1998 (filed on August 6, 1998),
    .August 5, 1998 (filed on September 11, 1998),

    . November 24, 1998 (filed on November 25, 1998 and superseding the
      Current Reports on Form 8- K dated July 15, 1998 (filed on July 17,
      1998), July 17, 1998 (filed on July 28, 1998), July 29, 1998 (filed on July 30, 1998), and July 29, 1998 (filed on July 31, 1998)) and

    .December 18, 1998 (filed on December 22, 1998).

  4. Our Current Reports on Form 8-K dated

    .November 23, 1998 (filed on December 11, 1998),

    .December 18, 1998 (filed on December 24, 1998) and

    .December 29, 1998 (filed on December 29, 1998).

  5. Description of our common stock included in a Registration Statement on Form 8-A filed on November 18, 1998 (as amended on December 28, 1998).

  6. Description of our Rights included in a Registration Statement on Form 8-A filed on December 11, 1998 (as amended on December 24, 1998).

  You may request a copy of these filings, at no cost, by writing use at the following address or telephoning us at (301) 380-2070 between the hours of 9:00 a.m. and 4:00 p.m., Eastern time:

  Corporate Secretary
  Host Marriott Corporation
  10400 Fernwood Road
  Bethesda, Maryland 20817

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with any offering to be made by the prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Host Marriott. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstance, create an implication that there has been no change in the facts set forth in this prospectus or the documents incorporated herein by reference or in the affairs of Host Marriott since the date hereof.

                                --------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
HOST MARRIOTT CORPORATION..................................................   2
DESCRIPTION OF THE PLAN....................................................   2
The Plan...................................................................   2
Purpose....................................................................   2
Eligibility................................................................   2
Advantages and Disadvantages to Participants...............................   3
Administration.............................................................   3
Participation by Stockholders..............................................   4
Costs......................................................................   6
Reports to Participants....................................................   6
Custodial Service..........................................................   6
Certificates for Shares of Common Stock....................................   6
Sale of Plan Shares........................................................   7
Termination of Participation in the Plan...................................   7
Rights Offerings, Share Dividends and Share Splits.........................   8
Voting Rights..............................................................   8
Federal Income Tax Consequences to Participants............................   8
Responsibility of Host Marriott and the Plan Administrator.................   9
Suspension, Modification or Termination of the Plan........................   9
Other Information..........................................................  10
USE OF PROCEEDS............................................................  10
EXPERTS....................................................................  11
LEGAL MATTERS..............................................................  11
ABOUT THIS PROSPECTUS......................................................  11
WHERE YOU CAN FIND MORE INFORMATION........................................  11


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           HOST MARRIOTT CORPORATION


                       10,000,000 SHARES OF COMMON STOCK



                                --------------

                                  PROSPECTUS

                                --------------

                          DIVIDEND REINVESTMENT PLAN


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, payable by Host Marriott in connection with the issuance and distribution of the securities being registered:

   Registration Fee................................................... $ 35,445
   Printing and Duplicating Expenses..................................  100,000
   Legal Fees and Expenses............................................   40,000
   Accounting Fees and Expenses.......................................   40,000
   Miscellaneous......................................................   50,000
                                                                       --------
     Total............................................................ $265,445
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Host Marriott's Articles of Amendment and Restatement of Articles of Incorporation (the "Articles of Incorporation") authorize it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director of Host Marriott and at the request of Host Marriott, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Host Marriott. Host Marriott's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Host Marriott and at the request of Host Marriott, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Host Marriott's Articles of Incorporation and Bylaws also permit Host Marriott to indemnify and advance expenses to any person who served a predecessor of Host Marriott in any of the capacities described above and to any employee or agent of Host Marriott or a predecessor of Host Marriott. Host Marriott's Bylaws require Host Marriott to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

  The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the MGCL, Host Marriott's Bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by Host Marriott as authorized by Host Marriott's Bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by Host Marriott shall ultimately be determined that the standard of conduct was not met.

  Host Marriott intends to enter into indemnification agreements with each of its directors and officers. The indemnification agreements will require, among other things, that Host Marriott indemnify its directors and officers to the fullest extent permitted by law and advance to its directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

  The Amended and Restated Agreement of Limited Partnership of Host Marriott, L.P. (the "Partnership Agreement") also provides for indemnification of Host Marriott and its officers and directors to the same extent that indemnification is provided to officers and directors of Host Marriott in its Articles of Incorporation, and limits the liability of Host Marriott and its officers and directors to the Operating Partnership and its respective partners to the same extent that the liability of the officers and directors of Host Marriott to Host Marriott and its stockholders is limited under Host Marriott's Articles of Incorporation.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Host Marriott has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

  3.1*    Articles of Amendment and Restatement of Articles of Incorporation of
          Host Marriott
  3.2**   Bylaws of Host Marriott dated September 28, 1998
  4.1***  Rights Agreement between Host Marriott and The Bank of New York, as
          Rights Agent, dated as of November 23, 1998
  4.2***  Articles Supplementary of Host Marriott Classifying and Designating a
          Series of Preferred Stock as Series A Junior Participating Preferred
          Stock and Fixing Distribution and Other Preferences and Rights of
          such Series
  4.3***  Form of Rights Certificate
  4.4**** Specimen Common Stock Certificate
  4.5+    Amendment No. 1 to Rights Agreement between Host Marriott and The
          Bank of New York, as Rights Agent, dated as of December 18, 1998
  5.1     Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
  8.1     Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
 23.1     Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
 23.2     Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
 23.3     Consent of Arthur Andersen LLP, independent public accountants
 24.1     Power of Attorney (included in signature page)
 99.1     Form of Authorization Card

--------
* Incorporated herein by reference to the same-numbered exhibit to Host Marriott's Registration Statement on Form S-3 (Registration No. 333-67907).
** Incorporated herein by reference Exhibit 3.3 to Host Marriott's Registration Statement on Form S-4 (Registration No. 333-64793).
*** Incorporated herein by reference to to the same-numbered exhibit to Host Marriott's Registration Statement on Form 8-A filed with the Commission on December 11, 1998 (No. 001-14625).
**** Incorporated herein by reference to Exhibit 4.7 to Host Marriott's
     Registration Statement on Form S-4 (Registration No. 333-55807-02).
+ Incorporated herein by reference to Exhibit 4.2 to Host Marriott's Registration Statement on Form 8-A/A filed with the Commission on December 24, 1998 (No. 001-14625).

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

  provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Offered Securities offered herein, and the offering of such Offered Securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Offered Securities offered herein, and the offering of such Offered Securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (e) The undersigned Registrant hereby undertakes that:

    (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective; and

    (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 29TH DAY OF DECEMBER, 1998.

                                          Host Marriott Corporation

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                                   ROBERT E. PARSONS, JR.
                                                EXECUTIVE VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Host Marriott Corporation, do hereby constitute and appoint Christopher G. Townsend, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF THE 29TH DAY OF DECEMBER, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----

           /s/ Terence C. Golden            President, Chief Executive Officer and
-------------------------------------------  Director (principal executive officer)
             TERENCE C. GOLDEN

        /s/ Robert E. Parsons, Jr.          Executive Vice President and Chief
-------------------------------------------  Financial Officer (principal financial officer)
          ROBERT E. PARSONS, JR.

           /s/ Donald D. Olinger            Senior Vice President and Corporate
-------------------------------------------  Controller (principal accounting officer)
             DONALD D. OLINGER

          /s/ Richard E. Marriott           Chairman of the Board of Directors
-------------------------------------------
            RICHARD E. MARRIOTT

           /s/ R. Theodore Ammon            Director
-------------------------------------------
             R. THEODORE AMMON

           /s/ Robert M. Baylis             Director
-------------------------------------------
             ROBERT M. BAYLIS


                 SIGNATURE                                     TITLE
                 ---------                                     -----

          /s/ J.W. Marriott, Jr.                             Director
-------------------------------------------
            J.W. MARRIOTT, JR.

                                                             Director
-------------------------------------------
           ANNE DORE MCLAUGHLIN

         /s/ Harry L. Vincent, Jr.                           Director
-------------------------------------------
           HARRY L. VINCENT, JR.

            /s/ John Schreiber                               Director
-------------------------------------------
              JOHN SCHREIBER

                               INDEX TO EXHIBITS

  3.1*    Articles of Amendment and Restatement of Articles of Incorporation of
          Host Marriott
  3.2**   Bylaws of the Company dated September 28, 1998
  4.1***  Rights Agreement between Host Marriott and The Bank of New York, as
          Rights Agent, dated as of November 23, 1998
  4.2***  Articles Supplementary of Host Marriott Classifying and Designating a
          Series of Preferred Stock as Series A Junior Participating Preferred
          Stock and Fixing Distribution and Other Preferences and Rights of
          such Series
  4.3***  Form of Rights Certificate
  4.4**** Specimen Common Stock Certificate
  4.5+    Amendment No. 1 to Rights Agreement between Host Marriott and The
          Bank of New York, as Rights Agent, dated as of December 18, 1998
  5.1     Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
  8.1     Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
 23.1     Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
 23.2     Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
 23.3     Consent of Arthur Andersen LLP, independent public accountants
 24.1     Power of Attorney (included in signature page)
 99.1     Form of Authorization Card

--------
* Incorporated herein by reference to the same-numbered exhibit to Host Marriott's Registration Statement on Form S-3 (Registration No. 333-67907).
** Incorporated herein by reference to Exhibit 3.3 to Host Marriott's Registration Statement on Form S-4 (Registration No. 333-64793).
*** Incorporated herein by reference to the same-numbered exhibit to Host Marriott's Registration Statement on Form 8-A filed with the Commission on December 11, 1998 (No. 001-14625).
**** Incorporated herein by reference to Exhibit 4.7 to Host Marriott's
     Registration Statement on Form S-4 (Registration No. 333-55807-02).
+ Incorporated herein by reference to Exhibit 4.2 to Host Marriott's Registration Statement on Form 8-A/A filed with the Commission on December 24, 1998 (No. 001-14625).